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EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-61055) and related Prospectus pertaining to the Michaels Stores, Inc. Employees 401(k) Plan of our report dated June 27, 2000, with respect to the financial statements and schedule of the Michaels Stores, Inc. Employees 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP

Dallas, Texas
June 27, 2000

F-11

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CONSENT OF INDEPENDENT AUDITORS